UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 20, 2019

ENERGY FOCUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36583	94-3021850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

32000 Aurora Road, Suite B
Solon, Ohio		44139
(Address of principal executive offices)		(Zip Code)

(440) 715-1300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                 ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2019, the Board of Directors of Energy Focus, Inc. (the “Board”) appointed Stephen Socolof to the Board for the term ending at the 2019 Annual Meeting. The Board will nominate Mr. Socolof for election as director to the Board at the 2019 Annual Meeting. Mr. Socolof will also serve as a member of the Audit and Finance Committee and of the Compensation Committee of the Board.

Mr. Socolof has been a Managing Partner of Tech Council Ventures, a venture fund investing in early-stage growth opportunities in the Mid-Atlantic region, since 2017. Prior to Tech Council Ventures, he created and ran a venture incubator for Lucent’s Bell Laboratories from 1996 until 2001, and was a member of the team that formed and ran New Venture Partners from 2001, investing in the commercialization of technologies spun out of corporate labs. Previously, Mr. Socolof spent 8 years with Booz, Allen & Hamilton, where he was a leader in the practice focused on enhancing corporate innovation. Mr. Socolof is currently a director on the boards of Stratis IoT, SunRay Scientific, Vydia, and Everspin Technologies, which is a Nasdaq listed semiconductor and electronics technology company.

As a non-employee director, Mr. Socolof will receive (a) an annual cash retainer of $24,000 and (b) restricted stock units having an annual grant date value of $33,300 vesting over a one-year period, pro-rated for service of a partial term. Mr. Socolof will also receive an annual cash retainer of $7,000 cash retainer for serving as a member of the Audit and Finance Committee and of $5,000 for serving as a member of the Compensation Committee.

As a result of Mr. Socolof’s appointment, the Company has regained compliance with the audit committee composition requirements of Nasdaq Listing Rule 5605(c)(4).

A copy of the press release issued by the Company announcing this appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit
Number	Description

99.1	Press release of Energy Focus, Inc. dated May 21, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2019

ENERGY FOCUS, INC.

	By:	/s/ James Tu
	Name:	James Tu
	Title:	Chairman, Chief Executive Officer and President and interim Chief Financial Officer

Exhibit Index

Exhibit
Number	Description

99.1	Press release of Energy Focus dated May 21, 2019